EXHIBIT 11
                            WOODHEAD INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
            (Amounts in thousands, except per share data; unaudited)


                                                 Three Months Ended           Three Months Ended
                                              ------------------------    ------------------------
                                                        7/1/00                     7/3/99
                                              ------------------------    ------------------------
                                                 Basic        Diluted        Basic        Diluted
                                              ----------    ----------    ----------    ----------
Net Income                                    $    3,520    $    3,520    $    2,231    $    2,231
                                              ==========    ==========    ==========    ==========

Weighted average Common Shares
outstanding                                       11,353        11,353        11,110        11,110
Dilutive Common Stock Options                         --           537            --           308
                                              ----------    ----------    ----------    ----------
Weighted average Common Shares
plus dilutive Common Stock Options                11,353        11,890        11,110        11,418
                                              ==========    ==========    ==========    ==========

Earnings Per Share                            $     0.31    $     0.30    $     0.20    $     0.20
                                              ==========    ==========    ==========    ==========


                                                  Nine Months Ended           Nine Months Ended
                                              ------------------------    ------------------------
                                                        7/1/00                     7/3/99
                                              ------------------------    ------------------------
                                                 Basic        Diluted        Basic        Diluted
                                              ----------    ----------    ----------    ----------

Net Income                                    $    9,716    $    9,716    $    7,498    $    7,498
                                              ==========    ==========    ==========    ==========

Weighted average Common Shares
outstanding                                       11,322        11,322        11,081        11,081
Dilutive Common Stock Options                         --           536            --           308
                                              ----------    ----------    ----------    ----------
Weighted average Common Shares
plus dilutive Common Stock Options                11,322        11,858        11,081        11,389
                                              ==========    ==========    ==========    ==========

Earnings Per Share                            $     0.86    $     0.82    $     0.68    $     0.66
                                              ==========    ==========    ==========    ==========


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